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                                                                    EXHIBIT 10.2



                            NON-COMPETITION AGREEMENT


         This Non-Competition Agreement ("NON-COMPETITION AGREEMENT"), dated as of August 17, 2005, is made by and among Pacific Continental Corporation, an Oregon corporation ("PCBK"); Pacific Continental Bank, an Oregon state-chartered bank ("PCB"); NWB Financial Corporation, a Washington corporation ("NWB"); Northwest Business Bank, a Washington state-chartered bank (the "BANK"); and the undersigned director of NWB and/or the Bank (the "DIRECTOR").

                                    RECITALS

A. PCBK, PCB, NWB and the Bank have entered into a Plan and Agreement of Merger (the "MERGER AGREEMENT") dated as of the date hereof, pursuant to which NWB will merge with and into PCBK, and the Bank will merge with and into PCB (collectively such mergers are referred to as the "TRANSACTION").

B. The parties to this Non-Competition Agreement believe that the future success and profitability of PCBK and PCB following the Transaction (collectively, the "COMBINED ENTITY") require that the Director, upon the closing of the Transaction, not be affiliated in any substantial way with a Competing Business (as defined herein) for a reasonable period of time after closing of the Transaction.

                                    AGREEMENT

         In consideration of, and conditioned upon, the parties' performance under the Merger Agreement, the Director agrees as follows:

1. DEFINITIONS. Capitalized terms not defined in this Non-Competition Agreement have the meaning assigned to those terms in the Merger Agreement. The following definitions also apply to this Non-Competition Agreement:

   a. Competing Business. "COMPETING BUSINESS" means any financial institution whose deposits are insured by the Federal Deposit Insurance Corporation (including without limitation, any start-up or other such financial institution in formation) or holding company thereof that competes or will compete within the Covered Area with the Combined Entity or any of its subsidiaries or affiliates.

   b. Covered Area. "COVERED AREA" means the geographical area of King County, Washington.

   c. Term. "TERM" means the period of time beginning on the Effective Date and ending eighteen months (18) months after the Effective Date.

2. PARTICIPATION IN COMPETING BUSINESS. Except as provided in Sections 5 or 6, during the Term, the Director may not become involved with a Competing Business or serve, directly or indirectly, a Competing Business in any manner, including without limitation,


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   (a) as a shareholder, member, partner, director, officer, manager, investor, organizer, founder, employee, consultant, agent, or representative, or (b) during the organization and pre-opening phases in the formation of a Competing Business.

3. NO SOLICITATION. During the Term, the Director may not, directly or indirectly, solicit or attempt to solicit or otherwise facilitate the solicitation of (a) any employees of the Combined Entity or any of its subsidiaries or affiliates to participate, as an employee or otherwise, in any manner in a Competing Business, or (b) any customers of the Combined Entity or its subsidiaries or affiliates to transfer their business to a Competing Business. Solicitation prohibited under this section includes solicitation by any means, including, without limitation, meetings, letters or other mailings, electronic communications of any kind, and internet communications.

4. CONFIDENTIAL INFORMATION. During and after the Term, the Director will not disclose any confidential information of NWB, the Bank, the Combined Entity or its subsidiaries or affiliates obtained by the Director while serving as a director of NWB, the Bank or the Combined Entity except in accordance with a judicial or other governmental order.

5. OUTSIDE COVERED AREA. Nothing in this Non-Competition Agreement prevents the Director from becoming involved, as a shareholder, member, partner, director, officer, manager, investor, organizer, founder, employee, consultant, agent, representative, or otherwise, with a Competing Business that has no operations in the Covered Area.

6. PERMITTED INVESTMENTS. Nothing in this Non-Competition Agreement prevents the Director from owning 5% or less of any class of security of a Competing Business. To the extent the Director owns more than 5% of any class of security of a Competing Business as of the date hereof, such ownership shall not violate Section 2 if (a) the Director has disclosed such ownership on a schedule attached to this Non-Competition Agreement, and (b) the Director does not acquire additional shares of such Competing Business during the Term (other than pursuant to stock splits or stock dividends).

7. REMEDIES. Any breach of this Non-Competition Agreement by the Director will entitle the Combined Entity, together with its successors and assigns, to injunctive relief and/or specific performance, as well as to any other legal or equitable remedies to which they may be entitled.

8. GOVERNING LAW AND ENFORCEABILITY. This Non-Competition Agreement is governed by, and will be interpreted in accordance with, the laws of the State of Oregon. If any court determines that the restrictions set forth in this Non-Competition Agreement are unenforceable, then the parties request such court to reform these provisions to the maximum restrictions, term, scope or geographical area that such court finds enforceable.

9. COUNTERPARTS. The parties may execute this Non-Competition Agreement in one or more counterparts, including facsimile counterparts. All the counterparts will be construed together and will constitute one Agreement.



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10. TERMINATION. If the Merger Agreement is terminated for any reason, this
    Agreement shall be null and void and of no effect.

SIGNED as of August 17, 2005:


PACIFIC CONTINENTAL CORPORATION                              NWB FINANCIAL CORPORATION

By                                                           By
   -----------------------------------------                    -----------------------------------
   Hal Brown                                                    Basant Singh
   President & Chief Executive Officer                          President & Chief Executive Officer


PACIFIC CONTINENTAL BANK                                     NORTHWEST BUSINESS BANK


By                                                           By
   -----------------------------------------                    -----------------------------------
   Hal Brown                                                    Basant Singh
   President & Chief Executive Officer                          President & Chief Executive Officer


                                                             DIRECTOR:


                                                             ---------------------------------------
                                                             Signature


                                                             ---------------------------------------
                                                             Print Name



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